UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2026

IPALCO ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Indiana	35-1575582
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

One Monument Circle
Indianapolis, Indiana	46204
(Address of principal executive offices)	(Zip code)
Registrant's telephone number, including area code:	(317)-261-8261

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2026, the Boards of Directors (the “Boards”) of IPALCO Enterprises, Inc. (“IPALCO”) and IPALCO’s principal subsidiary, Indianapolis Power & Light Company, doing business as AES Indiana (“AES Indiana”), acting through unanimous written consents, appointed Gustavo Garavaglia as President and Chief Executive Officer of IPALCO and Chief Executive Officer of AES Indiana, effective April 15, 2026. Brandi Davis-Handy continues to serve as President of AES Indiana.

Mr. Garavaglia replaces Kenneth J. Zagzebski, who had mutually determined with IPALCO and AES Indiana to cease serving as President and Chief Executive Officer and be appointed to serve as Executive Chairman of the Boards, also effective April 15, 2026.

The Boards also on April 15, 2026, through unanimous written consents, elected Sherry Kohan as Vice President, Chief Financial Officer and Controller, and designated her as principal accounting officer, of IPALCO and AES Indiana, effective May 7, 2026. Mr. Garavaglia will also continue to serve in the roles of Vice President and Chief Financial Officer, and designated principal accounting officer, of IPALCO and AES Indiana until Ms. Kohan’s appointments are effective.

Mr. Garavaglia, 40 and a resident of Indiana, has served as Vice President and Chief Financial Officer of IPALCO and AES Indiana since rejoining AES Indiana in April 2024 and will continue in such roles until Ms. Kohan’s appointments are effective. Mr. Garavaglia also has served as a member of the Boards of Directors of IPALCO and AES Indiana since April 2024 and serves as a director or officer of other AES affiliates, including as President and Chief Executive Officer DPL LLC (“DPL”) and as Chief Executive Officer of AES Ohio since April 2026, as a member of the Boards of Directors of DPL and AES Ohio since April 2024, and as Vice President and Chief Financial Officer of DPL and AES Ohio since April 2024. Prior to rejoining AES, Mr. Garavaglia served as Chief Financial Officer of Vale Base Metals, a mining company, from April 2022 to April 2024. Prior to joining Vale, Mr. Garavaglia spent twelve years at AES, serving as Chief Financial Officer of IPALCO and AES Indiana from November 2018 to March 2022. Mr. Garavaglia also was a member of the Board of Directors of AES Indiana from March 2019 to April 2022 and served as a director or officer of other AES affiliates, including as Chief Financial Officer of DPL and AES Ohio. Prior to that, Mr. Garavaglia held several other positions while at AES. Mr. Garavaglia received a Bachelor’s degree in Electrical Engineering from University of Campinas (Unicamp) and a Master’s degree in Business from FGV Brazil, and is a CFA Charterholder. He is currently on the Board of Directors of the Indianapolis Symphony and Gleaners Food Bank.

Ms. Kohan, 57, has served as a Director of IPALCO since April 2025. Ms. Kohan also has served as Senior Vice President and Chief Accounting Officer of The AES Corporation (“AES”) since November 2022 and will continue in this role until May 7, 2026. Ms. Kohan serves as a director or officer of other AES affiliates, and will also serve as Vice President, Chief Financial Officer and Controller of DPL and AES Ohio, effective as of May 7, 2026. Ms. Kohan previously served as Interim Vice President and Chief Financial Officer of IPALCO, AES Indiana, DPL and AES Ohio from January 2024 to April 2024 and as a member of the Board of Directors of DPL and AES Ohio until April 2025. Prior to assuming her current position, Ms. Kohan served as Vice President and Controller of AES from February 2020 to November 2022 and Vice President, Global Finance Operations at AES from December 2016 to February 2020. Prior to that, Ms. Kohan held several other positions while at AES. Prior to joining AES, Ms. Kohan worked for Arthur Andersen in the Audit Assurance Practice. Ms. Kohan is a Certified Public Accountant and holds a B.S. in Accounting from the University of Maryland.

IPALCO and AES Indiana do not separately compensate individuals for their service as officers or Directors of IPALCO or AES Indiana. Each of the officers and AES nominated directors participates in compensation plans and programs generally available to management of AES and its subsidiaries for services performed for all AES affiliates (including IPALCO and AES Indiana), including those described in IPALCO’s 2024 Form 10-K/A. Other than such compensation, which generally is in excess of one hundred and twenty thousand dollars annually, none of the newly-appointed officers referenced above have entered into or proposed to enter into any transactions reportable under Item 404(a) of Regulation S-K.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                     IPALCO Enterprises, Inc.

Date: April 16, 2026	By:	/s/ Brian Hylander
	Name:	Brian Hylander
	Title:	Vice President, General Counsel and Secretary